Exhibit 99.1

OUTFRONT MEDIA REPORTS THIRD QUARTER 2017 RESULTS
Revenues of $392.4 million
Operating Income of $80.3 million; Net income of $50.7 million, $0.36 per diluted share
Adjusted OIBDA of $120.8 million
AFFO of $78.2 million, $0.56 per diluted share
Quarterly dividend of $0.36 per share, payable December 29, 2017

NEW YORK, November 6, 2017 – OUTFRONT Media Inc. (NYSE: OUT) today reported results for the quarter ended September 30, 2017.

“Top line growth continued in the third quarter with revenues up 1.5% organically, led by increased local sales across billboard and transit,” said Jeremy Male, Chairman and Chief Executive Officer of OUTFRONT Media. "Although national revenues remain a headwind, we once again kept our controllable expenses flat, driving a slight improvement in Adjusted OIBDA. We were delighted to announce the MTA contract renewals this quarter and, as we look toward the future, digital deployment and data analytics should bring exciting new growth opportunities for our clients and stakeholders.”

Third Quarter Results	Three Months Ended September 30,		Nine Months Ended September 30,
$ in Millions, except per share amounts	2017	2016	2017	2016
Revenues	$392.4	$382.8	$1,119.2	$1,116.5
Organic Revenues	389.1	383.5	1,107.0	1,098.3
Operating Income	80.3	63.5	171.3	146.7
Adjusted OIBDA	120.8	120.7	323.0	331.8
Net Income	50.7	38.1	90.3	64.3
Earnings per Share[1]	$0.36	$0.28	$0.65	$0.46
Funds From Operations (FFO)	78.2	81.9	201.8	209.6
Adjusted FFO (AFFO)	78.2	83.7	194.8	216.9
AFFO per Share[1]	$0.56	$0.60	$1.39	$1.57
Note: Reflects disposition of Latin America business on April 1, 2016. See exhibits for reconciliations of non-GAAP financial measures; 1) Per share for diluted earnings per share

Third Quarter 2017 Results

Consolidated
Reported revenues of $392.4 million increased $9.6 million, or 2.5%, for the third quarter of 2017 as compared to the same prior-year period. On an organic basis, revenues of $389.1 million for the third quarter of 2017 were up 1.5% compared to the same prior-year period.

Reported billboard revenues of $272.4 million increased $1.9 million, or 0.7%, due to acquired digital billboards in Canada, the conversion of static billboards to digital and higher proceeds from condemnations, partially offset by a decrease in average revenue per display (yield) primarily from a reduction in U.S. national advertising revenues, the net effect of new and lost billboards in the period, and the impact of hurricanes in the Florida and Texas markets. On an organic basis, billboard revenues were down 0.7% compared to the same prior-year period due to a decrease in average revenue per display (yield) primarily from a reduction in U.S. national advertising revenues, the net effect of new and lost billboards in the period, and the impact of hurricanes in the

Florida and Texas markets, partially offset by the conversion of static billboards to digital and higher proceeds from condemnations.

Reported transit and other revenues of $120.0 million increased $7.7 million, or 6.9%, over the same prior-year period due primarily to the net effect of won and lost franchises in the period (including the MBTA in Boston), partially offset by a decrease in average revenue per display as a result of a reduction in U.S. national advertising revenues. On an organic basis, transit and other revenues increased 6.8% over the same prior-year period due primarily to the net effect of won and lost franchises in the period, partially offset by a decrease in average revenue per display as a result of a reduction in U.S. national advertising revenues.

Total Operating expenses of $212.6 million increased $11.1 million, or 5.5%, over the same prior-year period due primarily to higher transit franchise expenses from higher transit revenue and new transit contracts. Selling, General and Administrative expenses (“SG&A”) of $64.2 million decreased $0.9 million, or 1.4%, over the same prior-year period, primarily as a result of lower SG&A in the U.S. Media operating segment and a decrease in corporate expenses, partially offset by an increase in stock-based compensation.

Adjusted OIBDA of $120.8 million increased $0.1 million, or 0.1%.

Segment Results

U.S. Media
Reported revenues of $363.0 million increased $6.3 million, or 1.8%, for the third quarter of 2017 as compared to the same prior-year period due primarily to the net effect of won and lost franchises in the period, the conversion of traditional static billboard displays to digital billboard displays, and higher proceeds from condemnations, partially offset by a decrease in average revenue per display (yield) primarily from a reduction in national advertising revenues, the net effect of new and lost billboards in the period, and the impact of hurricanes in the Florida and Texas markets. On an organic basis, revenues were $363.0 million for the third quarter of 2017, an increase of 1.8% from the same prior-year period. On an organic basis, billboard revenues were down 0.6% due to a decrease in average revenue per display (yield) primarily from a reduction in U.S. national advertising revenues, the net effect of new and lost billboards in the period, and the impact of hurricanes in the Florida and Texas markets, partially offset by the conversion of static billboards to digital and higher proceeds from condemnations. On an organic basis, transit and other revenues were up 7.8% compared to the same prior-year period driven by the net effect of won and lost franchises in the period, partially offset by a decrease in average revenue per display (yield) primarily from a reduction in national advertising revenues.

Operating expenses increased $8.7 million, or 4.8%, in the three months ended September 30, 2017, compared to the same prior-year period, primarily due to increased transit franchise expenses resulting from an increase in transit revenues, including $7.0 million from the MBTA contract, and an increase in billboard property lease costs. SG&A expenses decreased $2.3 million, or 5.1%, in the three months ended September 30, 2017, compared to the same prior-year period, primarily due to lower professional fees. Adjusted OIBDA of $129.2 million decreased $0.1 million, or 0.1%, in the third quarter compared to the same prior-year period.

Other
Reported revenues of $29.4 million increased $3.3 million, or 12.6%, in the third quarter of 2017 as compared to the same prior-year period due primarily to the acquisition of billboards in Canada. Organic revenues decreased $0.7 million, or 2.6%, in the third quarter of 2017 as compared to the same prior-year period due primarily to a decrease in our sports marketing operating segment and lower billboard revenues in Canada.

Operating expenses increased $2.4 million, or 12.8%, in the three months ended September 30, 2017, compared to the same prior-year period, driven by higher billboard property lease costs and higher expenses related to renewed contract terms in our Sports Marketing operating segment. SG&A expenses increased $1.2 million, or 23.5%, in the three months ended September 30, 2017, compared to the prior-year period, primarily driven by higher expenses related to our Sports Marketing operating segment. Adjusted OIBDA was $1.9 million in the third quarter of 2017 as compared to $2.2 million in the same prior-year period.

Corporate
Corporate costs, excluding stock-based compensation, decreased $0.5 million to $10.3 million in the third quarter of 2017 as compared to the same prior-year period, primarily due to lower professional fees, partially offset by increased compensation related expenses. Stock-based compensation increased $0.7 million to $5.2 million in the third quarter of 2017 as compared to the same prior-year period due to a higher number of employees.

Interest Expense
Net Interest expense in the third quarter of 2017 was $29.2 million, including amortization of deferred financing costs of $1.4 million, as compared to $28.3 million in the same prior-year period, including amortization of deferred financing costs of $1.6 million. The weighted average cost of debt at September 30, 2017, was 4.8%.

Income Taxes
The provision for income taxes was $2.0 million in the third quarter of 2017 compared to a benefit of $1.5 million in the third quarter of 2016.  Cash paid for income taxes in the nine months ended September 30, 2017 was $6.6 million.

Net Income
Net income was $50.7 million in the third quarter of 2017 as compared to $38.1 million in the same prior-year period. Diluted weighted average shares outstanding were 140.9 million for the third quarter of 2017 and 138.5 million for the same prior-year period. Diluted shares outstanding include approximately 2.0 million shares of redeemable Class A equity interests of a subsidiary that controls our Canadian business issued in connection with an acquisition in Canada. Net income per common share for diluted earnings per share was $0.36 for the third quarter of 2017 as compared to $0.28 in the same prior-year period.

FFO & AFFO
FFO was $78.2 million in the third quarter of 2017, a decrease of $3.7 million, or 4.5%, from the same prior-year period, driven primarily by lower depreciation and amortization, partially offset by higher net income. AFFO was $78.2 million in the third quarter of 2017, a decrease of $5.5 million, or 6.6%, compared to the same prior-year period, due primarily to higher income taxes and higher maintenance capital expenditures. AFFO per diluted weighted average share was $0.56 in the third quarter of 2017 and $0.60 in the third quarter of 2016.

Cash Flow & Capital Expenditures
Net cash flow provided by operating activities of $182.6 million for the nine months ended September 30, 2017 decreased $18.1 million compared to $200.7 million during the same prior-year period, principally as a result of lower net income, as adjusted for non-cash items, and higher cash paid for direct lease acquisition costs, partially offset by an improvement in working capital. The change in working capital includes $8.3 million of higher payments to the New York Metropolitan Transportation Authority (the "MTA") for the nine months ended September 30, 2017 compared to the same prior year period due to changes in timing of the contracts. Total capital expenditures increased $13.0 million to $58.6 million for the nine months ended September 30, 2017, compared to the same prior year period.

Dividends
In the nine months ended September 30, 2017, the Company paid cash dividends of $151.0 million. The Company announced on October 25, 2017 that its board of directors has approved a quarterly cash dividend on the Company’s common stock of $0.36 per share payable on December 29, 2017, to shareholders of record at the close of business on December 8, 2017.

Balance Sheet and Liquidity
As of September 30, 2017, the Company’s liquidity position included cash of $42.0 million, $428.3 million of availability under its $430.0 million revolving credit facility, net of $1.7 million of issued letters of credit against the revolving credit facility, and $27.0 million of availability under a new Accounts Receivable Securitization Facility entered into on June 30, 2017, net of $73.0 million in borrowings outstanding as of September 30, 2017. Total debt outstanding at September 30, 2017 was $2.2 billion, excluding $25.2 million of deferred financing costs. Total debt outstanding includes a $670.0 million term loan and $1.5 billion of senior unsecured notes, net of discounts and premiums.

Conference Call
The Company will host a conference call to discuss the results on November 6, 2017 at 4:30 p.m. Eastern Time.

The conference call numbers are 877-718-5108 (U.S. callers) and 719-325-2481 (International callers) and the passcode for both is 5009008. Live and replay versions of the conference call will be webcast in the Investor Relations section of the Company’s website, www.OUTFRONTmedia.com.

Supplemental Materials
In addition to this press release, the Company has provided a supplemental investor presentation which can be viewed on the Company’s website, www.OUTFRONTmedia.com.

About OUTFRONT Media Inc.
OUTFRONT Media connects brands with consumers outside of their homes through one of the largest and most diverse sets of billboard, transit, and mobile assets in North America. Through its ON Smart Media platform, OUTFRONT Media is implementing digital technology that will fundamentally change the ways advertisers engage people on-the-go.

Contact:
Investors:	Media:
Gregory Lundberg	Carly Zipp
Senior Vice President, Investor Relations	Director of Communications
(212) 297-6441	(212) 297-6479
greg.lundberg@OUTFRONTmedia.com	carly.zipp@OUTFRONTmedia.com

Non-GAAP Financial Measures
In addition to the results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) provided throughout this document, this document and the accompanying tables include non-GAAP financial measures as described below. We calculate revenues on a constant dollar basis as reported revenues excluding the impact of foreign currency exchange rates between periods. We provide constant dollar revenues to understand the underlying growth rate of revenue excluding the impact of changes in foreign currency exchange rates between periods, which are not under management’s direct control. Our management believes constant dollar revenues are useful to users of our financial data because it enables them to better understand the level of growth of our business period to period. We calculate organic revenues as reported revenues excluding revenues associated with significant acquisitions and divestitures, and the impact of foreign currency exchange rates (“non-organic revenues”). We provide organic revenues to understand the underlying growth rate of revenue excluding the impact of non-organic revenue items. Our management believes organic revenues are useful to users of our financial data because it enables them to better understand the level of growth of our business period to period. We calculate and define "Adjusted OIBDA" as operating income (loss) before depreciation, amortization, net (gain) loss on dispositions, stock-based compensation, restructuring charges and loss on real estate assets held for sale. We calculate Adjusted OIBDA margin by dividing Adjusted OIBDA by total revenues. Adjusted OIBDA and Adjusted OIBDA margin are among the primary measures we use for managing our business, evaluating our operating performance and planning and forecasting future periods, as each is an important indicator of our operational strength and business performance. Our management believes users of our financial data are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in managing, planning and executing our business strategy. Our management also believes that the presentations of Adjusted OIBDA and Adjusted OIBDA margin, as supplemental measures, are useful in evaluating our business because eliminating certain non-comparable items highlight operational trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. It is management’s opinion that these supplemental measures provide users of our financial data with an important perspective on our operating performance and also make it easier for users of our financial data to compare our results with other companies that have different financing and capital structures or tax rates. We calculate Funds From Operations ("FFO") in accordance with the definition established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO reflects net income (loss) adjusted to exclude gains and losses from the sale of real estate assets, depreciation and amortization of real estate assets, amortization of direct lease acquisition costs, the non-cash effect of loss on real estate assets held for sale and the same adjustments for our equity-based investments, as well as the related income tax effect of adjustments, as applicable. We calculate Adjusted AFFO ("AFFO") as FFO adjusted to include cash paid for direct lease acquisition costs as such costs are generally amortized over a period ranging from four weeks to one year and therefore are incurred on a regular basis. AFFO also includes cash paid for maintenance capital expenditures since these are routine uses of cash that are necessary for our operations. In addition, AFFO excludes costs related to restructuring charges, as well as certain non-cash items, including non-real estate depreciation and amortization, stock-based compensation expense, accretion expense, the non-cash effect of straight-line rent and amortization of deferred financing costs, and the non-cash portion of income taxes, as well as the related income tax effect of adjustments, as applicable. We use FFO and AFFO measures for managing our business and for planning and forecasting future periods, and each is an important indicator of our operational strength and business performance, especially compared to other real estate investment trusts ("REITs"). Our management believes users of our financial data are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in managing, planning and executing our business strategy. Our management also believes that the presentations of FFO, AFFO, and related per weighted average share amounts, as supplemental measures, are useful in evaluating our business because adjusting results to reflect items that have more bearing on the operating performance of REITs highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. It is management’s opinion that these supplemental measures provide users of our financial data with an important perspective on our operating performance and also make it easier to compare our results to other companies in our industry, as well as to REITs. Since constant dollar revenues, organic revenues, Adjusted OIBDA, Adjusted OIBDA margin, FFO and AFFO and, as applicable, related per weighted average share amounts, are not measures calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, revenues, operating income (loss), net income (loss) and net income (loss) per common share for diluted earnings per share ("EPS"), the most directly comparable GAAP financial measures, as indicators of operating performance. These measures, as we calculate them, may not be comparable to similarly titled measures employed by other companies. In addition, these measures do not necessarily represent funds available for discretionary use and are not necessarily a measure of our ability to fund our cash needs.

Please see Exhibits 4-7 of this release for a reconciliation of the above non-GAAP financial measures to the most directly comparable GAAP financial measures.

Cautionary Statement Regarding Forward-Looking Statements
We have made statements in this document that are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “would,” “may,” “might,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “projects,” “predicts,” “estimates,” “forecast” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions related to our capital resources, portfolio performance and results of operations. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and may not be able to be realized. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: declines in advertising and general economic conditions; competition; government regulation; our inability to increase the number of digital advertising displays in our portfolio; our ability to implement our digital display platform and deploy digital advertising displays to our customers; taxes, fees and registration requirements; our ability to obtain and renew key municipal contracts on favorable terms; decreased government compensation for the removal of lawful billboards; content-based restrictions on outdoor advertising; environmental, health and safety laws and regulations; seasonal variations; acquisitions and other strategic transactions that we may pursue could have a negative effect on our results of operations; dependence on our management team and other key employees; the ability of our board of directors to cause us to issue additional shares of stock without stockholder approval; certain provisions of Maryland law may limit the ability of a third party to acquire control of us; our rights and the rights of our stockholders to take action against our directors and officers are limited; our substantial indebtedness; restrictions in the agreements governing our indebtedness; incurrence of additional debt; interest rate risk exposure from our variable-rate indebtedness; our ability to generate cash to service our indebtedness; cash available for distributions; hedging transactions; diverse risks in our Canadian business; a breach of our security measures; changes in regulations and consumer concerns regarding privacy, information security and data, or any failure or perceived failure to comply with these regulations or our internal policies; asset impairment charges for goodwill; our failure to remain qualified to be taxed as a REIT; REIT distribution requirements; availability of external sources of capital; we may face other tax liabilities even if we remain qualified to be taxed as a REIT; complying with REIT requirements may cause us to liquidate investments or forgo otherwise attractive opportunities; our ability to contribute certain contracts to a taxable REIT subsidiary (“TRS”); our planned use of TRSs may cause us to fail to remain qualified to be taxed as a REIT; REIT ownership limits; complying with REIT requirements may limit our ability to hedge effectively; failure to meet the REIT income tests as a result of receiving non-qualifying income; even if we remain qualified to be taxed as a REIT, and we sell assets, we could be subject to tax on any unrealized net built-in gains in the assets held before electing to be treated as a REIT; the Internal Revenue Service (the “IRS”) may deem the gains from sales of our outdoor advertising assets to be subject to a 100% prohibited transaction tax; establishing an operating partnership as part of our REIT structure; the execution of a definitive advertising and communications concession agreement with the MTA in a timely manner and on terms consistent with those approved by the MTA’s board of directors; and other factors described in our filings with the Securities and Exchange Commission (the "SEC"), including but not limited to the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 23, 2017. All forward-looking statements in this document apply as of the date of this document or as of the date they were made and, except as required by applicable law, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors of new information, data or methods, future events or other changes.

EXHIBITS

Exhibit 1: CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) See Notes on Page 13

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per share amounts)	2017	2016	2017	2016
Revenues:
Billboard	$272.4	$270.5	$782.6	$794.5
Transit and other	120.0	112.3	336.6	322.0
Total revenues	392.4	382.8	1,119.2	1,116.5
Expenses:
Operating	212.6	201.5	617.8	602.9
Selling, general and administrative	64.2	65.1	194.5	195.6
Restructuring charges	1.6	—	6.3	0.4
Loss on real estate assets held for sale	—	—	—	1.3
Net gain on dispositions	(14.1)	(2.3)	(13.6)	(1.7)
Depreciation	22.3	26.7	68.3	84.3
Amortization	25.5	28.3	74.6	87.0
Total expenses	312.1	319.3	947.9	969.8
Operating income	80.3	63.5	171.3	146.7
Interest expense, net	(29.2)	(28.3)	(85.9)	(85.6)
Other income, net	0.2	—	0.3	—
Income before benefit (provision) for income taxes and equity in earnings of investee companies	51.3	35.2	85.7	61.1
Benefit (provision) for income taxes	(2.0)	1.5	0.8	(0.6)
Equity in earnings of investee companies, net of tax	1.4	1.4	3.8	3.8
Net income	$50.7	$38.1	$90.3	$64.3

Net income per common share:
Basic	$0.36	$0.28	$0.65	$0.47
Diluted	$0.36	$0.28	$0.65	$0.46

Weighted average shares outstanding:
Basic	138.6	138.0	138.5	137.9
Diluted	140.9	138.5	139.7	138.4

Exhibit 2: CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited) See Notes on Page 13

	As of
(in millions)	September 30, 2017	December 31, 2016
Assets:
Current assets:
Cash and cash equivalents	$42.0	$65.2
Receivables, less allowance ($10.5 in 2017 and $9.2 in 2016)	240.6	222.0
Prepaid lease and transit franchise costs	47.8	67.4
Other prepaid expenses	21.9	15.8
Other current assets	8.5	7.8
Total current assets	360.8	378.2
Property and equipment, net	671.2	665.0
Goodwill	2,139.2	2,089.4
Intangible assets	575.1	545.3
Other assets	67.6	60.6
Total assets	$3,813.9	$3,738.5

Liabilities:
Current liabilities:
Accounts payable	$44.4	$85.6
Accrued compensation	25.2	33.9
Accrued interest	23.9	15.7
Accrued lease costs	29.8	26.7
Other accrued expenses	48.9	54.8
Deferred revenues	28.8	20.2
Short-term debt	73.0	—
Other current liabilities	19.8	14.6
Total current liabilities	293.8	251.5
Long-term debt, net	2,144.7	2,136.8
Deferred income tax liabilities, net	21.1	8.5
Asset retirement obligation	34.7	34.1
Other liabilities	79.1	74.6
Total liabilities	2,573.4	2,505.5

Commitments and contingencies

Stockholders’ equity:
Common stock (2017 - 450.0 shares authorized, and 138.6 shares issued
and outstanding; 2016 - 450.0 shares authorized, and 138.0 issued and outstanding)	1.4	1.4
Additional paid-in capital	1,958.7	1,949.5
Distribution in excess of earnings	(760.3)	(699.5)
Accumulated other comprehensive loss	(4.8)	(18.5)
Total stockholders’ equity	1,195.0	1,232.9
Non-controlling interests	45.5	0.1
Total equity	1,240.5	1,233.0
Total liabilities and equity	$3,813.9	$3,738.5

Exhibit 3: CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) See Notes on Page 13

	Nine Months Ended
	September 30,
(in millions)	2017	2016
Operating activities:
Net income	$90.3	$64.3
Adjustments to reconcile net income to net cash flow provided by operating activities:
Depreciation and amortization	142.9	171.3
Deferred tax (benefit) liability	(3.9)	0.1
Stock-based compensation	16.1	13.8
Provision for doubtful accounts	2.3	2.8
Accretion expense	1.8	1.8
Loss on real estate assets held for sale	—	1.3
Net gain on dispositions	(13.6)	(1.7)
Equity in earnings of investee companies, net of tax	(3.8)	(3.8)
Distributions from investee companies	2.1	1.9
Amortization of deferred financing costs and debt discount and premium	4.6	4.8
Cash paid for direct lease acquisition costs	(30.0)	(27.9)
Change in assets and liabilities, net of investing and financing activities	(26.2)	(28.0)
Net cash flow provided by operating activities	182.6	200.7

Investing activities:
Capital expenditures	(58.6)	(45.6)
Acquisitions	(62.8)	(64.7)
Net proceeds from dispositions	1.6	90.4
Net cash flow used for investing activities	(119.8)	(19.9)

Financing activities:
Proceeds from long-term debt borrowings - term loan	8.3	—
Repayments of long-term borrowings - term loan	—	(60.0)
Proceeds from borrowings under short-term debt facilities	223.0	35.0
Repayments of borrowings under short-term debt facilities	(150.0)	(35.0)
Payments of deferred financing costs	(7.7)	(0.4)
Proceeds from stock option exercises	1.2	—
Earnout payment related to prior acquisition	(2.0)	—
Taxes withheld for stock-based compensation	(8.2)	(7.0)
Dividends	(151.0)	(141.7)
Other	(0.2)	(0.2)
Net cash flow used for financing activities	(86.6)	(209.3)

Effect of exchange rate changes on cash and cash equivalents	0.6	0.0
Net decrease in cash and cash equivalents	(23.2)	(28.5)
Cash and cash equivalents at beginning of period	65.2	101.6
Cash and cash equivalents at end of period	$42.0	$73.1

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$6.6	$0.8
Cash paid for interest	72.8	77.2

Non-cash investing and financing activities:
Accrued purchases of property and equipment	5.4	5.0
Issuance of shares of a subsidiary for an acquisition	44.6	—
Acquisitions	(15.4)	—
Dispositions	15.4	—
Taxes withheld for stock-based compensation	0.3	0.2

Exhibit 4: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited) See Notes on Page 13

	Three Months Ended September 30, 2017
(in millions, except percentages)	U.S. Media	Other	Corporate	Consolidated
Revenues:
Billboard	$254.9	$17.5	$—	$272.4
Transit and other	108.1	11.9	—	120.0
Total revenues	$363.0	$29.4	$—	$392.4
Organic revenues(a):
Billboard	$254.9	$14.2	$—	$269.1
Transit and other	108.1	11.9	—	120.0
Total organic revenues(a)	$363.0	$26.1	$—	$389.1
Non-organic revenues(b):
Billboard	$—	$3.3	$—	$3.3
Transit and other	—	—	—	—
Total non-organic revenues(b)	$—	$3.3	$—	$3.3

Operating income (loss)	$100.7	$(4.9)	$(15.5)	$80.3
Restructuring charges	0.4	1.2	—	1.6
Net gain on dispositions	(14.1)	—	—	(14.1)
Depreciation and amortization	42.2	5.6	—	47.8
Stock-based compensation	—	—	5.2	5.2
Adjusted OIBDA	$129.2	$1.9	$(10.3)	$120.8

Adjusted OIBDA margin	35.6%	6.5%	*	30.8%

Capital expenditures	$15.1	$1.3	$—	$16.4

	Three Months Ended September 30, 2016
(in millions, except percentages)	U.S. Media	Other	Corporate	Consolidated	In Constant $(c)
Revenues:
Billboard	$256.4	$14.1	$—	$270.5	$271.1
Transit and other	100.3	12.0	—	112.3	112.4
Total revenues	$356.7	$26.1	$—	$382.8	$383.5
Organic revenues(a)
Billboard	$256.4	$14.7	$—	$271.1	$271.1
Transit and other	100.3	12.1	—	112.4	112.4
Total organic revenues(a)	$356.7	$26.8	$—	$383.5	$383.5
Non-organic revenues(b):
Billboard	$—	$(0.6)	$—	$(0.6)	$—
Transit and other	—	(0.1)	—	(0.1)	—
Total non-organic revenues(b)	$—	$(0.7)	$—	$(0.7)	$—

Operating income (loss)	$81.5	$(2.7)	$(15.3)	$63.5
Restructuring charges	—	—	—	—
Net gain on dispositions	(2.3)	—	—	(2.3)
Depreciation and amortization	50.1	4.9	—	55.0
Stock-based compensation	—	—	4.5	4.5
Adjusted OIBDA	$129.3	$2.2	$(10.8)	$120.7

Adjusted OIBDA margin	36.2%	8.4%	*	31.5%

Capital expenditures	$14.0	$1.6	$—	$15.6

	Nine Months Ended September 30, 2017
(in millions, except percentages)	U.S. Media	Other	Corporate	Consolidated
Revenues:
Billboard	$739.2	$43.4	$—	$782.6
Transit and other	298.0	38.6	—	336.6
Total revenues	$1,037.2	$82.0	$—	$1,119.2
Organic revenues(a):
Billboard	$735.3	$39.4	$—	$774.7
Transit and other	293.7	38.6	—	332.3
Total organic revenues(a)	$1,029.0	$78.0	$—	$1,107.0
Non-organic revenues(b):
Billboard	$3.9	$4.0	$—	$7.9
Transit and other	4.3	—	—	4.3
Total non-organic revenues(b)	$8.2	$4.0	$—	$12.2

Operating income (loss)	$232.1	$(13.0)	$(47.8)	$171.3
Restructuring charges	2.3	4.0	—	6.3
Net gain on dispositions	(13.6)	—	—	(13.6)
Depreciation and amortization	129.1	13.8	—	142.9
Stock-based compensation	—	—	16.1	16.1
Adjusted OIBDA	$349.9	$4.8	$(31.7)	$323.0

Adjusted OIBDA margin	33.7%	5.9%	*	28.9%

Capital expenditures	$54.6	$4.0	$—	$58.6

	Nine Months Ended September 30, 2016
(in millions, except percentages)	U.S. Media	Other	Corporate	Consolidated	In Constant $(c)
Revenues:
Billboard	$743.4	$51.1	$—	$794.5	$794.8
Transit and other	282.4	39.6	—	322.0	322.0
Total revenues	$1,025.8	$90.7	$—	$1,116.5	$1,116.8
Organic revenues(a)
Billboard	$740.7	$41.2	$—	$781.9	$781.9
Transit and other	278.0	38.4	—	316.4	316.4
Total organic revenues(a)	$1,018.7	$79.6	$—	$1,098.3	$1,098.3
Non-organic revenues(b):
Billboard	$2.7	$9.9	$—	$12.6	$12.9
Transit and other	4.4	1.2	—	5.6	5.6
Total non-organic revenues(b)	$7.1	$11.1	$—	$18.2	$18.5

Operating income (loss)	$194.3	$(4.9)	$(42.7)	$146.7
Restructuring charges	0.4	—	—	0.4
Loss on real estate assets held for sale	—	1.3	—	1.3
Net gain on dispositions	(1.7)	—	—	(1.7)
Depreciation and amortization	154.9	16.4	—	171.3
Stock-based compensation	—	—	13.8	13.8
Adjusted OIBDA	$347.9	$12.8	$(28.9)	$331.8

Adjusted OIBDA margin	33.9%	14.1%	*	29.7%

Capital expenditures	$42.6	$3.0	$—	$45.6

Exhibit 5: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES
(Unaudited) See Notes on Page 13

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per share amounts)	2017	2016	2017	2016
Net income	$50.7	$38.1	$90.3	$64.3
Depreciation of billboard advertising structures	19.1	23.8	59.1	76.5
Amortization of real estate-related intangible assets	11.7	13.1	36.1	40.7
Amortization of direct lease acquisition costs	10.6	9.0	29.5	28.0
Loss on real estate assets held for sale	—	—	—	1.3
Net gain on disposition of billboard advertising structures	(14.1)	(2.3)	(13.6)	(1.7)
Adjustment related to equity-based investments	0.2	0.2	0.4	0.5
FFO	$78.2	$81.9	$201.8	$209.6

FFO per weighted average share outstanding, diluted	$0.56	$0.59	$1.44	$1.51

FFO	$78.2	$81.9	$201.8	$209.6
Non-cash portion of income taxes	(1.3)	(1.6)	(7.4)	(0.2)
Cash paid for direct lease acquisition costs	(9.7)	(8.6)	(30.0)	(27.9)
Maintenance capital expenditures	(4.8)	(4.2)	(17.4)	(12.5)
Restructuring charges	1.6	—	6.3	0.4
Other depreciation	3.2	2.9	9.2	7.8
Other amortization	3.2	6.2	9.0	18.3
Stock-based compensation	5.2	4.5	16.1	13.8
Non-cash effect of straight-line rent	0.9	0.4	1.9	1.0
Accretion expense	0.6	0.6	1.8	1.8
Amortization of deferred financing costs	1.4	1.6	4.6	4.8
Income tax effect of adjustments(d)	(0.3)	—	(1.1)	—
AFFO	$78.2	$83.7	$194.8	$216.9

AFFO per weighted average share outstanding, diluted	$0.56	$0.60	$1.39	$1.57

Net income per common share, diluted	$0.36	$0.28	$0.65	$0.46

Weighted average shares outstanding, diluted	140.9	138.5	139.7	138.4

Exhibit 6: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES
(Unaudited) See Notes on Page 13

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2017	2016	2017	2016
Adjusted OIBDA	$120.8	$120.7	$323.0	$331.8
Interest expense, net, less amortization of deferred financing costs	(27.8)	(26.7)	(81.3)	(80.8)
Cash paid for income taxes	(3.3)	(0.1)	(6.6)	(0.8)
Cash paid for direct lease acquisition costs	(9.7)	(8.6)	(30.0)	(27.9)
Maintenance capital expenditures	(4.8)	(4.2)	(17.4)	(12.5)
Equity in earnings of investee companies, net of tax	1.4	1.4	3.8	3.8
Adjustment related to equity-based investments	0.2	0.2	0.4	0.5
Non-cash effect of straight-line rent	0.9	0.4	1.9	1.0
Accretion expense	0.6	0.6	1.8	1.8
Other expense	0.2	—	0.3	—
Income tax effect of adjustments(d)	(0.3)	—	(1.1)	—
AFFO	$78.2	$83.7	$194.8	$216.9

Exhibit 7: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES
(Unaudited) See Notes on Page 13

Outdoor Advertising Business in Latin America (Sold on April 1, 2016)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2017	2016	2017	2016
Revenues	NA	NA	NA	$11.4

Operating loss	NA	NA	NA	$(3.0)
Loss on real estate assets held for sale	NA	NA	NA	1.3
Depreciation	NA	NA	NA	0.9
Amortization	NA	NA	NA	0.3
Adjusted OIBDA	NA	NA	NA	$(0.5)

Net loss	NA	NA	NA	$(3.2)
Depreciation of billboard advertising structures	NA	NA	NA	0.1
Amortization of direct lease acquisition costs	NA	NA	NA	0.3
Loss on real estate assets held for sale	NA	NA	NA	1.3
FFO	NA	NA	NA	$(1.5)
Non-cash portion of income taxes	NA	NA	NA	(1.4)
Cash paid for direct lease acquisition costs	NA	NA	NA	(0.3)
Maintenance capital expenditures	NA	NA	NA	—
Other depreciation	NA	NA	NA	0.8
Accretion expense	NA	NA	NA	—
AFFO	NA	NA	NA	$(2.4)

Exhibit 8: OPERATING EXPENSES
(Unaudited) See Notes on Page 13

	Three Months Ended			Nine Months Ended
(in millions, except	September 30,		%	September 30,		%
percentages)	2017	2016	Change	2017	2016	Change
Operating expenses:
Billboard property lease	$93.8	$90.1	4.1%	$275.2	$271.2	1.5%
Transit franchise	62.3	57.1	9.1	175.5	166.9	5.2
Posting, maintenance and other	56.5	54.3	4.1	167.1	164.8	1.4
Total operating expenses	$212.6	$201.5	5.5	$617.8	$602.9	2.5

Exhibit 9: EXPENSES BY SEGMENT
(Unaudited) See Notes on Page 13

	Three Months Ended			Nine Months Ended
(in millions,	September 30,		%	September 30,		%
except percentages)	2017	2016	Change	2017	2016	Change
U.S. Media:
Operating expenses	$191.4	$182.7	4.8%	$558.6	$543.2	2.8%
SG&A expenses	42.4	44.7	(5.1)	128.7	134.7	(4.5)

Other:
Operating expenses	21.2	18.8	12.8	59.2	59.7	(0.8)
SG&A expenses	6.3	5.1	23.5	18.0	18.2	(1.1)

NOTES TO EXHIBITS

PRIOR PERIOD PRESENTATION CONFORMS TO CURRENT REPORTING CLASSIFICATIONS.

(a)	Organic revenues exclude revenues associated with significant acquisitions and divestitures, and the impact of foreign currency exchange rates ("non-organic revenues").

(b)	Non-organic revenues primarily relate to acquisitions and dispositions.

(c)	Revenues on a constant dollar basis are calculated as reported revenues excluding the impact of foreign currency exchange rates between periods.

(d)	Income tax effect related to Restructuring charges.

* Calculation not meaningful